Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 10, 2020, with respect to the consolidated financial statements of Chindata (Xiamen) Science and Technology Co., Ltd. included in Amendment No.2 to the Registration Statement (Form F-1 No. 333-248658) and related Prospectus of Chindata Group Holdings Limited dated September 23, 2020.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

September 23, 2020